EX-99.2

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF FIRST MAINSTREET FINANCIAL, LTD. AS OF JUNE 30, 2005 AND DECEMBER 31, 2004 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004

AMENDMENT NO. 1 TO FORM 8-K DATED OCTOBER 1, 2005

Filed on October 5, 2005 – Period 10/1/2005

File Number 000-51556

First MainStreet Financial, Ltd. and Subsidiaries

Unaudited Consolidated Balance Sheets

	June 30, 2005	December 31, 2004
ASSETS
Cash and due from banks	$12,387,082	$9,343,887
Federal funds sold	4,565,000	5,400,000

Total cash and cash equivalents	16,952,082	14,743,887
Securities available-for-sale	72,543,886	94,085,403
Loans receivable, net	248,319,519	244,602,688
Other equity securities	2,913,511	2,929,975
Cash value of life insurance	11,337,684	11,123,602
Accrued interest receivable	1,823,432	2,003,834
Premises and equipment, net	11,392,158	11,712,056
Intangible Assets	362,501	385,666
Goodwill	2,934,160	2,934,160
Deferred taxes	978,070	686,664
Other assets	1,354,139	945,418

Total assets	$370,911,142	$386,153,353

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Noninterest-bearing demand deposits	$80,918,361	$83,981,364
Savings, NOW and money market demand deposits	135,969,204	156,316,036
Time certificates of deposit	81,547,711	85,032,587

Total deposits	298,435,276	325,329,987
Borrowed funds	17,106,900	6,811,400
Accrued interest payable	461,858	427,908
Accrued expenses and other liabilities	2,165,261	2,139,634

Total liabilities	318,169,295	334,708,929

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, 500,000 shares authorized; none issued	—	—
Common stock, $1.00 par value; 1,500,000 shares authorized; 1,084,006 and 1,086,206 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	1,091,006	1,086,206
Additional paid-in capital	14,387,788	14,105,488
Retained earnings	37,604,760	36,219,282
Unearned stock compensation	—	(121,022)
Accumulated other comprehensive income (loss)	(341,707)	154,470

Total shareholders’ equity	52,741,847	51,444,424

Total liabilities and shareholders’ equity	$370,911,142	$386,153,353

See Notes to Unaudited Consolidated Financial Statements.

First MainStreet Financial, Ltd. and Subsidiaries

Unaudited Consolidated Statements of Income

Three and Six Months Ended June 30, 2005 and 2004

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Interest and dividend income:
Loans receivable, including fees	$4,329,307	$3,795,082	$8,435,050	$7,645,408
Securities available-for-sale:
Taxable	560,496	701,032	1,178,568	1,569,432
Tax Exempt	222,092	236,214	450,848	475,964
Federal funds sold	7,062	7,894	9,446	20,134

	5,118,957	4,740,222	10,073,912	9,710,938

Interest expense:
Deposits	922,319	860,837	1,758,719	2,030,323
Borrowed funds	168,866	86,133	328,068	171,110

	1,091,185	946,970	2,086,787	2,201,433

Net interest income	4,027,772	3,793,252	7,987,125	7,509,505
Provision for loan losses	—	—	—	—

Net interest income after provision for loan losses	4,027,772	3,793,252	7,987,125	7,509,505

Noninterest income:
Service charges on deposit accounts	289,021	332,346	541,686	649,268
Gain on sales of securities available-for-sale, net	15,960	—	15,960	74,143
Trust department	262,035	217,319	470,796	440,713
Insurance commission and fee income	784,153	631,118	1,580,858	1,202,288
Brokerage commissions	158,702	152,773	269,443	280,681
Mortgage banking income	67,708	159,719	115,284	299,667
Increase in cash surrender value of life insurance	124,989	127,705	248,590	255,482
Other income	180,715	171,470	593,344	531,620

	1,883,283	1,792,450	3,835,961	3,733,862

Noninterest expense:
Employee compensation and benefits	2,676,198	2,618,894	5,834,445	5,370,260
Occupancy expense	677,356	651,760	1,347,122	1,296,466
Other expense	864,038	893,687	1,767,381	1,867,112

	4,217,592	4,164,341	8,948,948	8,533,838

Income before income taxes	1,693,463	1,421,361	2,874,138	2,709,529
Income tax expense	494,468	382,775	835,436	724,696

Net income	$1,198,995	$1,038,586	$2,038,702	$1,984,833

Earnings per share
Basic	$1.11	$0.97	$1.88	$1.84
Diluted	$1.10	$0.96	$1.87	$1.83
Dividends declared per share	$0.30	$0.30	$0.60	$0.60
Comprehensive income (loss)	$1,744,363	$(948,069)	$1,542,525	$822,135

See Notes to Unaudited Consolidated Financial Statements.

First MainStreet Financial, Ltd. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

Six Months Ended June 30, 2005 and 2004

	Six Months Ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,038,702	$1,984,833
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	448,286	433,978
Amortization and accretion, net	249,015	347,096
(Gain) on sales of securities available-for-sale, net	(15,960)	(74,141)
Restricted stock earned	—	30,255
Increase in cash surrender value of life insurance contracts	(214,082)	(226,041)
Tax benefit of stock options exercised	156,122	—
Net change in:
Accrued interest receivable	180,402	623,169
Other assets	(385,556)	435,674
Accrued interest payable	33,950	(471,276)
Accrued expenses and other liabilities	25,626	231,684

Net cash provided by operating activities	2,516,505	3,315,231

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of securities available-for-sale	11,130,350	9,929,834
Proceeds from maturities and principal repayment of securities available-for-sale	9,390,530	13,977,403
Net change in loans	(3,716,831)	8,540,184
Purchase of other equity securities	—	(1,686,101)
Proceeds from sales of other equity securities	16,464	—
Purchase of premises and equipment	(128,388)	(1,051,950)

Net cash provided by investing activities	16,692,125	29,709,370

CASH FLOWS FROM FINANCING ACTIVITIES
Net (decrease) in deposits	$(26,894,711)	$(42,679,150)
Net increase in borrowed funds	10,295,500	1,265,500
Cash dividends paid	(653,224)	(648,825)
Proceeds from exercise of stock options	252,000	—
Purchase and retirement of common stock	—	(158,979)

Net cash used in financing activities	(17,000,435)	(42,221,454)

Net change in cash and cash equivalents	2,208,195	(9,196,853)

CASH AND CASH EQUIVALENTS
Beginning of period	14,743,887	25,059,494

End of period	$16,952,082	$15,862,641

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for:
Interest	2,052,837	2,672,709
Income taxes	568,059	489,096

See Notes to Unaudited Consolidated Financial Statements.

FIRST MAINSTREET FINANCIAL, LTD. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

Note 1.    Significant Accounting Policies

The consolidated financial statements for the six month periods ended June 30, 2005 and 2004 are unaudited. In the opinion of the management of First MainStreet Financial, Ltd. (the “Company”) these financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly these consolidated financial statements. The results of operations for the interim periods are not necessarily indicative of results, which may be expected for an entire year. Certain information and footnote disclosure normally included in complete financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the requirements for interim financial statements. These financial statements and notes thereto should be read in conjunction with the Company’s December 31, 2004 audited financial statements.

The consolidated condensed financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Note 2.    Earnings Per Share

The earnings per share amounts were computed using the weighted average number of shares outstanding during the periods presented. For the six-month period ended June 30, 2005, the weighted average number of shares outstanding for basic and diluted earnings per share computation were 1,085,635 and 1,089,035 respectively. For the six-month period ended June 30, 2004, the weighted average number of shares outstanding for basic and diluted earnings per share computation were 1,081,816 and 1,084,424, respectively.

Note 3.    Dividends

On March 15, 2005, the Company declared a cash dividend on its common stock, payable on April 1, 2005 to stockholders of record as of March 16, 2005, equal to $0.30 per share.

Note 4.    Off-Balance Sheet Arrangements

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. No material changes in the Company’s off-balance sheet arrangements have occurred since December 31, 2004.

Note 5.    Recent Accounting Pronouncements

In March 2004, the Financial Accounting Standards Board (FASB) reached consensus on the guidance provided by Emerging Issues Task Force Issue 03-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (EITF 03-1). The guidance is applicable to debt and equity securities that are within the scope of FASB Statement of Financial Accounting Standard (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities and certain other investments. EITF 03-1 specifies that an impairment would be considered other-than-temporary unless (a) the investor has the ability and intent to hold an investment for a reasonable period of time sufficient for the recovery of the fair value up to (or beyond) the cost of the investment and (b) evidence indicating the cost of the investment is recoverable within a reasonable period of time outweighs evidence to the contrary. EITF 03-1 cost method investment and disclosure provisions are effective for reporting periods ending after June 15, 2004. The measurement and recognition provisions relating to debt and equity securities have been delayed until the FASB issues additional guidance.

FIRST MAINSTREET FINANCIAL, LTD. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements—(Continued)

In December 2004, the FASB issued SFAS No. 123(Revised), Share-Based Payment (SFAS No. 123(R)), establishing accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. SFAS No. 123(R) also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments, or that may be settled by the issuance of those equity instruments. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted stock plans, performance-based stock awards, stock appreciation rights and employee stock purchase plans. SFAS No. 123(R) replaces existing requirements under SFAS No. 123, Accounting for Stock-Based Compensation, and eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25. The provisions of SFAS No. 123(R) are effective for the Company on January 1, 2006. The Company does not expect adoption to have a material impact on the consolidated financial statements, results of operations or liquidity of the Company.